Legg Mason Partners Emerging Markets Equity Fund
Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's
DEFA 14A dated OCTOBER 19, 2006 filed on OCTOBER 19,
 2006. (Accession No. 00011931125-06-210895) Sub-Item
 77C (Mutual Fund Proxy)

Registrant incorporates
by reference Registrant's DEFA 14A dated OCTOBER 30,
 2006 filed on OCTOBER 30, 2006.(Accession No.
 0001193125-06-217930 Sub-Item 77C (Mutual Fund
 Proxy)Registrant incorporates by reference
Registrant's DEFA 14A
dated OCTOBER 6, 2006 filed
on OCTOBER 6, 2006.
(Accession No. 0001193125-06-203842
Sub-Item 77C (Mutual Fund Proxy) Registrant incorporates
 by reference Registrant's SUPPLEMENT DTD dated
OCTOBER 30, 2006 filed on OCTOBER 30, 2006.
(Accession No. 0001193125-06-217323)